EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of WidePoint Corporation, of our report dated April 15, 2025, relating to the consolidated financial statements of WidePoint Corporation (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Baker Tilly US, LLP

(formerly, Moss Adams LLP)

Los Angeles, California

August 18, 2025